GRASSANO ACCOUNTING, PA
Certified Public Accountants and Business Consultants
900 NORTH FEDERAL HIGHWAY, SUITE 160
BOCA RATON, FLORIDA 33432
561-395-0330
FAX 561-395-2081

CONSENT OF CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use of our audit report of Abazias, Inc. (formerly known as Hunno Technologies, Inc.) for the years ended December 31, 2000 and 2001, dated May 6, 2003 in the Form S-8 of Abazias, Inc., dated January 15, 2004

/s/ Grassano Accounting, P.A.

Boca Raton, Florida

Date: January 15, 2004